Exhibit (J)(2)

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 81 to Registration Statement No. 33-12 on Form N-1A of our report dated December 21, 2006, relating to the financial statements and financial highlights of North Track Funds, Inc., including S&P 100 Index Fund, NYSE Arca Tech 100 Index Fund, Equity Income Fund (formerly the Dow Jones Equity Income 100 Plus Fund), Dow Jones U.S. Health Care 100 Plus Fund, Dow Jones U.S. Financial 100 Plus Fund, Strategic Allocation Fund, Geneva Growth Fund, and Wisconsin Tax-Exempt Fund, appearing in the Annual Report on Form N-CSR of North Track Funds, Inc. for the year ended October 31, 2006, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois
February 13, 2007